EXHIBIT 10.14

RESELLER RECRUITMENT AND MANAGEMENT AGREEMENT

This Reseller Recruitment and Management Agreement (the “Agreement”), is made effective on March 11, 2005 by and between Business.com.VN, Co. Ltd., a company organized and existing under the laws of the County of Vietnam (the “Contractor”) and Hi-Tek-Com-Vn, a California corporation (the “Company”). The Contractor and the Company shall hereafter be referred to individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, Company is authorized by Vietnam Internet Network Information Center (VNNIC) to manage the domain names and act as registrar in the .VN country code top-level domain, effecting registrations in part through a network of Resellers (companies who act as commission based agents in providing domain name registration services on its behalf);

WHEREAS, Company desires to expand its network of Resellers and to outsource related management and customer service functions;

WHEREAS, Contractor desires to be engaged by Company to recruit Resellers and provide customer service subject to the conditions set forth herein;

NOW, THEREFORE, in consideration for those services Contractor agrees to provide to the Company, the Parties agree as follows:

Agreement

1. Services of Contractor.

Contractor agrees to perform the following services, which shall include, but are not limited to:

•	Researching and locating potential resellers to add to Company’s network;

•	Making the appropriate presentations and performing due diligence on those candidates;

•	Signing acceptable candidates to Company’s standard Reseller Agreements;

•
Ensuring Reseller compliance with the policies and rules set out by Company and VNNIC and upon the terms and conditions for registration of a domain name as per the policies set out of VNNIC’s website at www.vnnic.net.vn;

•	Managing the Resellers recruited by Contractor;

•	Providing customer service to the Resellers added to Company’s network for the Initial Term and any extensions thereto;

•	Performing such other related services as are reasonably requested by Company.

2. Compensation.

a.
Company agrees to pay Contractor the sum of $2,500.00 USD per month for its services under this Agreement, plus the further sum of $1,000.00 USD per month for advertising expense, payable on a monthly basis commencing on the first anniversary of this Agreement.

b.	Contractor shall be responsible for paying its own expenses incurred by the Contractor in the performance of the Services, without exception or limitation.

3. Non-Exclusivity.

The services to be provided under this Agreement are to be provided on a non-exclusive basis. Nothing shall be construed to limit Company’s right to enter into similar agreements with third parties.

4. Confidentiality.

Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data (“Confidential Information”). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party. Confidential Information need not be marked as confidential at the time of disclosure to receive “Confidential Information” protection as required herein, rather all information disclosed that, given the nature of the information or the circumstances surrounding its disclosure reasonably should be considered as confidential, shall receive “Confidential Information” protection.

5. Indemnification.

a.	Company.

The Company agrees to indemnify, defend, and shall hold harmless Contractor and/or its agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Company's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of Company.

b.	Contractor.

The Contractor agrees to indemnify, defend, and shall hold harmless Company, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the negligence or willful misconduct of Contractor.

c.	Notice.

In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6. Termination and Renewal.

a.	Term.

The term of this Agreement shall be three (3) years (the “Initial Term”) beginning on March 11, 2005 and ending on March 10, 2008, and shall automatically renew at the end of the Term for an additional three years unless sooner terminated as provided in Section 6(b).

b.	Termination.

Either party may terminate this Agreement on ten (10) calendar days written notice prior to the expiration of the Initial Term, or if prior to such action, the other party materially breaches any of its obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law.

c.	Termination and Payment.

Upon any termination or expiration of this Agreement, Company shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. And upon such termination, Contractor shall provide and deliver to Company any confidential materials and any and all outstanding services due through the effective date of this Agreement.

7. Miscellaneous.

a.	Rights Cumulative; Waivers.

The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

b.	Benefit; Successors Bound.

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

c.	Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representa-tions, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement. This Agreement may be amended only by an instrument in writing executed by the Parties.

d.	Assignment.

Contractor shall not assigned this Agreement, in whole or in part, without the written consent of Company, and any purported assignment in violation hereof shall be void.

e.	Severability.

Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

f.	Section Headings.

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

g.	Construction.

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

h.	Further Assurances.

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

i.	Notices.

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

If to Company:

Hi-Tek-Com-Vn, Inc.
Attn: Lee Johnson, CTO
9449 Balboa Ave., Suite 114
San Diego, CA 92123

If to Contractor:

Business.com.VN, Co. Ltd
Attn: Nghi Bui, Director
Quang Trung Software City
Hall 5, Dist. 12
Ho Chi Minh City, Vietnam

j.	Disputes.

Any controversy or claim arising out of or relating to this agreement shall be governed by the laws of the State of California, without giving effect to principles of conflicts of law, and Contractor hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdiction. All disputes shall be settled by binding arbitration in San Diego County under the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

k.	Consents.

The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

l.	Tax Consequences.

Contractor shall render all services hereunder as an independent contractor. Each Party shall be liable for all tax consequences flowing from this agreement.

m.	Voluntary and Binding Agreement.

The parties promise they have each carefully read this Agreement and know its contents, and that they signed this Agreement freely and voluntarily, and that this Agreement is binding. The Recitals to this Agreement shall be deemed conclusive under Evidence Code §622.

n.	Execution in Counterparts.

This Agreement may be executed via facsimile and in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

COMPANY:

HI-TEK-COM-VN, INC.

/s/ Lee Johnson
By: Lee Johnson
Title Its: Chief Technical Officer

CONTRACTOR:

BUSINESS.COM.VN, CO. LTD.

/s/ Nghi Bui
By: Nghi Bui, Director